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                                                                   EX-99.(p)(2)

                       WELLS FARGO FUNDS MANAGEMENT, LLC
                      WELLS FARGO FUNDS DISTRIBUTOR, LLC

                                CODE OF ETHICS
                  Policy on Personal Securities Transactions
                      and Trading on Insider Information

                                    Revised
                                  May 8, 2007

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                               Table of Contents

1.  OVERVIEW..............................................................  1
    1.1  Code of Ethics...................................................  1
    1.2  Regulatory Requirements..........................................  2
    1.3  Our Duties and Responsibilities to You...........................  3
    1.4  You may be an Access Person and/or Investment Personnel..........  4
    1.5  Your Duty of Loyalty.............................................  6
    1.6  Your Standard of Business Conduct................................  6

2.  PERSONAL SECURITIES TRANSACTIONS......................................  7
    2.1  Avoid Conflicts of Interest......................................  7
    2.2  Reporting Your Personal Securities Transactions..................  8
    2.3  Reports of the CCO...............................................  9
    2.4  Exceptions to Reporting..........................................  9
    2.5  Summary of What You Need to Report...............................  9
    2.6  Trading Restrictions and Prohibitions............................ 10
    2.7  Your Reports are Kept Confidential............................... 11

3.  ADDITIONAL RESTRICTIONS IF YOU ARE ALSO AN INVESTMENT PERSONNEL....... 12
    3.1  Pre-Clearance Requirements....................................... 12
    3.2  Prohibited Transactions.......................................... 14
    3.3  Ban on Short Term Trading Profits................................ 15
    3.4  CCO's Approval of Your Transactions.............................. 15

4.  TRADING ON INSIDER INFORMATION........................................ 16
    4.1  What is Insider Trading?......................................... 16
    4.2  Using Non-Public Information about a Fund or Account............. 16

5.  GIFTS, DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT..................... 18
    5.1  Gifts............................................................ 18
    5.2  Directorships and Other Outside Employment....................... 18

6.  CODE VIOLATIONS....................................................... 19
    6.1  Investigating Code Violations.................................... 19
    6.2  Penalties........................................................ 20
    6.3  Dismissal and/or Referral to Authorities......................... 21
    6.4  Your Obligation to Report Violations............................. 21

7.  ANNUAL WRITTEN REPORTS TO THE BOARDS OF TRUSTEES...................... 22

8.  RECORD RETENTION...................................................... 23

APPENDIX A DEFINITIONS.................................................... 24

APPENDIX B ACKNOWLEDGEMENT AND CERTIFICATION.............................. 27

APPENDIX C QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT.............. 28

APPENDIX D INITIAL HOLDINGS REPORT........................................ 29

APPENDIX E ANNUAL HOLDINGS REPORT......................................... 30

APPENDIX F LIST OF BROAD-BASED INDICES.................................... 31

APPENDIX G PRE-CLEARANCE REQUEST FORM FOR INVESTMENT PERSONNEL............ 32

APPENDIX H COMPLIANCE DEPARTMENT STAFF LIST............................... 33

APPENDIX I SAMPLE REQUEST TO BROKERS FOR COPIES OF ACCOUNT STATEMENTS..... 34

APPENDIX J POLICY ON GIFTS AND ACTIVITIES WITH CUSTOMERS OR VENDORS....... 35

APPENDIX K POLICY ON DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT........... 36

APPENDIX L MUTUAL FUND PRODUCTS........................................... 38

                                      ii

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Wells Fargo Funds Management, LLC ("Funds Management") and Wells Fargo Funds
Distributor, LLC (the "Distributor") are referred to as "we" or "us" throughout this Code.

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                                      iii

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1.  Overview

See the Definitions located in Appendix A for any terms or phrases you don't understand.

     1.1 Code of Ethics

            Wells Fargo Funds Management, LLC, as an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), and Wells Fargo Funds Distributor, LLC have adopted this Code of Ethics ("Code") under Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and Section 204A, including Rule 204A-1, of the Advisers Act. This Code outlines the policies and procedures you must follow and the guidelines we use to govern your personal securities transactions and prevent insider trading. We monitor any activity that may be perceived as conflicting with the fiduciary responsibility we have for the Wells Fargo Advantage Funds/SM/ (the "Funds") and other accounts we manage such as the Wells Fargo Advisor or managed accounts programs (the "Accounts").

            We are committed to maintaining the highest ethical standards in connection with managing the Funds and Accounts. We have a no tolerance view on dishonesty, self-dealing and trading on material, non-public information. To avoid conflicts of interest, you are required (if so designated) to report to the Compliance Department all pertinent information related to brokerage accounts and other Code-related information.

            As an employee, you must:

           .  Be ethical

           .  Act professionally

           .  Exercise independent judgment

           . Report violations or suspected violations of the Code to the Compliance Department

            As a condition of your employment, you must acknowledge receipt of this Code and certify annually that you have read it and complied with it. You can be disciplined or fired for violating this Code. See Appendix B.

            In addition to this Code, you need to comply with the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics.

August 2005                           1                         Code of Ethics

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     1.2 Regulatory Requirements

            The Securities and Exchange Commission ("SEC") considers it a violation of the general antifraud provisions of federal securities laws whenever an adviser, such as Funds Management, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to the Funds and Accounts, we cannot engage in activities such as self-dealing and must disclose all suspected or known conflicts of interest.

            The SEC can censure us, limit our activities, functions or operations, or suspend our activities for up to twelve months, or revoke our registration if we fail to reasonably supervise you and you violate federal securities laws. However, we won't be considered to have failed to reasonably supervise you, if we have:

           . established procedures and a system for applying the procedures, which would reasonably be expected to prevent and detect violations; and

           . reasonably communicated the duties and obligations of the procedures and system to you, while reasonably enforcing compliance with our procedures and system.

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     1.3 Our Duties and Responsibilities to You

See Appendix H for the Compliance Department's staff list.

            To help you comply with this Code, the Chief Compliance Officer ("CCO") and Compliance Department will:

           . Notify you in writing that you are required to report under the Code and inform you of your specific reporting requirements.

           . Give you a copy of the Code and any amendments and require you to sign a form indicating that you read and understand the Code.

           . Give you a new copy of the Code if we make significant changes to it and then require you to sign another form indicating that you received and read the changes to the Code.

           . Require you, if you have been so designated, to have duplicate copies of trade confirmation and account statements for each disclosed account from your broker-dealer, bank, or other party designated on the initial, monthly, quarterly, or annual certification sent to us as soon as readily available.

           . Compare all of your reported personal securities transactions with the portfolio transactions report of the Funds and Accounts each quarter. Before we determine if you may have violated the Code on the basis of this comparison, we will give you an opportunity to provide an explanation.

           . Review the Code at least once a year to assess the adequacy of the Code and how effectively it works.

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     1.4 You may be an Access Person and/or Investment Personnel, or
         Non-Reporting Personnel

            The Code applies to you if you have been designated as an Access Person and may at some time have access to or obtain non-public investment information. You may also be classified as Investment or Non-Reporting Personnel.

            Access Persons are:

           . all employees of Funds Management and/or the Distributor who have access to or are able to obtain access to non-public investment information as it relates to any purchase or sale of securities for the Funds and or Accounts or any portfolio holdings of the Funds or Accounts; or

           . directors and officers of Funds Management and/or the Distributor; or

           . anyone else designated in writing by the CCO or the Compliance Department.

            Investment Personnel are:

           . employees of Funds Management or the Distributor who have access to non-public information regarding any purchase or sale of securities for the Funds or Accounts or any portfolio holdings of the Funds or Accounts;

           . employees involved in making securities recommendations to the Funds or Accounts, who provides information or advice to portfolio managers of a Fund or Account or who help execute and/or implement the portfolio manager's decision;

           . employees who, in connection with their regular functions obtains information about securities transactions by a Fund or Account or whose function relates to the making of recommendations about transactions in Funds or Accounts; or

           .  any other person designated in writing by the CCO.

          Investment Personnel have more restrictions on trading than other Access Persons and are required to pre-clear most of their personal trades.

          If you have been designated as an Access Person and/or Investment Personnel, you are required to report your initial holdings within 10 days of becoming an Access Person/Investment Personnel, annual holdings each year, and quarterly transactions in any securities in which you or any immediate family member has any direct or indirect beneficial ownership. You are also required to give us the names of brokerage firms where your accounts are held when you become an Access Person/Investment Personnel and any changes or additions on your quarterly transactions report. (You are not required to report transactions for, and securities held in, any account over which neither you nor any member of your immediate family has any direct or indirect influence or control.).

May 2006                              4                         Code of Ethics

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            Non-Reporting Personnel are:

           . employees of Funds Management or the Distributor who have been determined not to have access to any non-public information regarding any purchase or sale of securities for the Funds or Accounts or any portfolio holdings of the Funds or Accounts and are not associated with the Distributor.

May 2006                              5                         Code of Ethics

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     1.5 Your Duty of Loyalty

            You have a duty of loyalty to the Accounts, Funds and their shareholders. That means you always need to act in the best interests of these clients.

            You and members of your immediate family must never do anything that allows (or even appears to allow) you to profit or benefit from your relationships with the Funds or Accounts. You must never do anything that even looks like your independence or judgment may have been based on Fund or Account information.

     1.6 Your Standard of Business Conduct

            You must always observe the highest standards of business conduct and follow all applicable laws and regulations.

            You may never:

           . use any device, scheme or artifice to defraud the Funds or Accounts;

           . make any untrue statement of a material fact to the Funds or Accounts or mislead the Funds or Accounts by omitting to state a material fact;

           . engage in any act, practice or course of business that would defraud or deceive the Funds or Accounts; or

           . engage in any manipulative practice with respect to the Funds or Accounts.

            You and your immediate family must not:

           . engage in any inappropriate trading practices, including price manipulation.

May 2006                              6                         Code of Ethics

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2.  Personal Securities Transactions

     2.1 Avoid Conflicts of Interest

            When you invest for your own accounts, there might be conflicts of interest between the interests of the Funds or Accounts and your personal interests. Your personal transactions and investment activities are subject to the guidelines of the Federal Securities Laws. All of your personal securities transactions must be done in a manner that avoids conflicts between your personal interests and those of the Accounts, the Funds or their shareholders.

            Examples of conflicts are:

           . You take an investment opportunity away from a Fund or Account to benefit your own portfolio;

           .  You use your position to take advantage of available investments;

           . Front running a Fund or Account by trading in securities (or equivalent securities) ahead of the Fund or Account;

           . Taking advantage of information or using Fund portfolio assets or Account assets to effect the market in a way that may be used to personally benefit you.

May 2006                              7                         Code of Ethics

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     2.2 Reporting Your Personal Securities Transactions

See Appendix I for a sample of the letter you can send to your broker to request that copies of your account statements are sent directly to the Compliance Department.

          If you have been designated as an Access Person or Investment
       Personnel:

          You must report all securities accounts in which you or a member of your immediate family who lives in the same house has a beneficial ownership interest. There are three types of reports: (1) an initial holdings report that we receive when you first become an Access Person,
       (2) a quarterly transactional report, and (3) an annual holdings report, as long as you are an Access Person.

          You must give each broker-dealer, bank, or fund company where you have an account a letter to ensure that the Compliance Department is set up to receive all account statements and confirmations from all of your accounts./*/ The Compliance Department may ask you for copies of the letters you sent and copies of your statements.

          Initial Holdings Report. Within 10 days of becoming an Access Person:

           . You must report all accounts/*/ in which you or your immediate family members beneficially own any securities. If you give us a copy of all of your statements, you do not need to supply duplicate information. The statements cannot be more than 45 days old when you give them to us.

              See form in Appendix D for all information required.

           .  You must list all firms where you have securities accounts./*/

           . You must also sign that you have read and will comply with this Code.

          Annual Holdings Reports. Within 30 days of each year end:

           . You must report all accounts/*/ in which you or your immediate family members beneficially own any securities. If we receive copies of all of your statements, you do not need to supply duplicate information (however, you still need to supply the account number and firm information as noted below). The statements cannot be more than 45 days old when you give us the report.

              See form in Appendix E for all information required.

           .  You must list all firms where you have securities accounts./*/

           . You must also sign that you have read and will comply with this Code.

          Quarterly Transactions Reports. Within 30 days of calendar quarter end:

           . You must give us a report showing all trades you or your immediate family members made during the quarter. You must submit a report even if you didn't execute any trades. If we already receive copies of your statements, you don't need to supply duplicate information.

              See form in Appendix C for all information required.

           . You must also tell us of any new securities accounts/*/ you established during the past quarter.

           . You must give us the report by the business day immediately before the weekend or holiday if the thirtieth day is a weekend or holiday.

--------
/*/ You should include accounts that have the ability to hold securities even if the account does not do so at the report date.

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     2.3 Reports of the CCO

            Any reports required by the CCO (or the CCO's designee) must be submitted to an alternate designee who will fulfill the duties of the CCO with respect to those reports. If a securities transaction of the CCO is under consideration, Funds Management's Chief Legal Officer will act as the alternate CCO for purposes of this section.

     2.4 Exceptions to Reporting

            You are not required to report any of the following types of transactions:

             (1) Purchases or sales for an account over which you have no direct or indirect influence or control; and

             (2) Purchases or sales of any of the following securities:

                .  Direct obligations of the U.S. Government;

                . Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                . Shares issued by money market funds, whether affiliated or non-affiliated; and

                . Shares issued by open-end investment companies, other than the Funds, both open and closed-end exchange-traded funds
                   (ETFs), iShares, and Unit Investment Trusts. (In other words, you still need to report the shares you own in ETFs, UITs and the Funds, but you do not have to report the shares you own in our money market funds or any other mutual fund.)

             (3) Purchases or sales in and out of your accounts that were done as part of an Automatic Investment Plan. (However, if you make a purchase or sale that overrides the pre-set schedule or allocation of the AIP, you must include that transaction in your quarterly transaction report.)

     2.5 Summary of What You Need to Report

            The table below serves as a handy reference for you to know what types of transactions you need to report on your Quarterly Transactions Report. If you have questions about any types of securities not shown below, please contact the Compliance Department.

-------------------------------------------------------------------------------
Do I have to report transactions in the following types of securities?
-------------------------------------------------------------------------------

Corporate Debt Securities                                                   Yes

Equity Securities                                                           Yes

Funds and Accounts                                                          Yes

Municipal Bonds                                                             Yes

Securities held in discretionary IRA accounts                               Yes

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
--------------------------------------------------------------------------------
Do I have to report transactions in the following types of securities?
--------------------------------------------------------------------------------

   Automatic Investment Plans (e.g., stock purchase plans, dividend reinvestment plans, 401(k) plans, 529 plans, or employer-sponsored
     plans)                                                                No/*/

   Money Market Funds (affiliated and non-affiliated)                         No

   Mutual Funds (non-affiliated), excluding ETFs and iShares                  No

   Exchange Traded Funds and iShares, both open-end and closed-end (i.e.,
     Unit Investment Trusts (UITs))                                          Yes

   Short Term Cash Equivalents                                                No

   U.S. Government Bonds (direct obligations)                                 No

   U.S. Treasury/Agencies (direct obligations)                                No

--------
/*/ If you make a purchase or sale that overrides the pre-set schedule or allocation of the AIP, you must include that transaction in your quarterly transaction report. For Wells Fargo 401(k) plans, you must also report any purchases or sales of any Wells Fargo Advantage Fund made outside of your preset allocation.

     2.6 Trading Restrictions and Prohibitions

          You must comply with the following trading restrictions and prohibitions:

          60-Day Holding Period for Fund Shares

             You are required to hold shares you purchase of most of the Funds for 60 days. The only Funds you can hold for less than 60 days are the Ultra Short-Term Income Fund, the Ultra Short-Term Municipal Income, the Ultra Short Duration Bond Fund and the money market funds. This restriction applies without regard to tax lot considerations. You will need to hold the shares from the date of your most recent purchase for 60 days. If you need to sell Fund shares before the 60-day holding period has passed, you must obtain advance written approval from the CCO. The 60-day holding period does not apply to "purchases" made by dividend reinvestments or automatic investment plans.

          Restricted Investments

             You may never buy shares in an IPO or a limited offering. You must get prior written approval from the CCO before you may sell shares that you obtained from an IPO or limited offering before you started working for us.

          You May Not Execute Your Own Personal Transactions

             You may never execute or process: (1) your own personal transactions, (2) transactions for members of your immediate family, or (3) transactions for accounts of other persons for which you or your immediate family member have been given investment discretion.

          You must not Attempt to Manipulate the Market

             You must not execute any transactions intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

May 2006                              10                        Code of Ethics

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     2.7 Your Reports are Kept Confidential

            All of the reports you submit to us under this Code are kept confidential. The reports will be reviewed by members of the Compliance Department and possibly our senior executives or legal counsel. Reports may be provided to Fund officers and trustees, and will be provided to government authorities upon request or others if required to do so by law or court order.

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3.  Additional Restrictions If You Are Also An Investment Personnel

What's a Broad Based Index?

   Broad-based indices are listed in Appendix F. The Compliance Department may designate other indices as broad-based from time to time.

        If you also are classified as Investment Personnel, you must pre-clear most of your trades and comply with the additional trading restrictions described here. The Compliance Department will let you know in writing if you are considered to be investment personnel.

     3.1 Pre-Clearance Requirements

             As investment personnel, you must pre-clear with the Compliance Department all securities transactions in which you or an immediate family member has a financial interest: The only exceptions for pre-clearance are the ones listed below.

             Exceptions from the Pre-Clearance Requirements

                 Investment personnel are not required to pre-clear any of the following types of transactions:

                 (1) Mutual Funds and Exchange Traded Funds. Securities issued by any registered open-end or closed-end investment companies (including the Funds);

                 (2) No Knowledge. Securities transactions that take place
                     without your knowledge (or without our knowledge or the knowledge of members of your immediate family). For example, securities transactions effected for you by a trustee of a blind trust, or discretionary trades involving an investment partnership or managed account, or in the case of a margin call in which you are neither consulted nor advised of the trade before it is executed;

                 (3) Certain Corporate Actions. Any acquisition or disposition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions where generally applicable to all holders of the same class of securities. Odd-lot tender offers are also exempt but all other tender offers must be pre-cleared;

                 (4) Rights. Any acquisition or disposition of securities
                     through the exercise of rights, options (including Wells Fargo employee stock options), convertible bonds, or other instruments acquired in compliance with this Code;

                 (5) Commodities, Futures, Options on Futures, and Options on
                     Broad-Based Indices. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based indices See Appendix F are not subject to pre-clearance or the seven-day blackout, the ban on short-term trading (60-day profit disgorgement) and other prohibited transaction provisions of the Code, but are subject to transaction reporting requirements. All other options on indices not designated as broad-based are subject to pre-clearance, seven-day blackout, the ban on short-term trading (60-day profit disgorgement), prohibited transaction

May 2006                              12                        Code of Ethics

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                     provisions, and reporting provisions of the Code. Note: It should be noted that excessive trading for personal accounts is strongly discouraged and accounts may be monitored for excessive trading activity. Additional restrictions may be imposed by the Compliance Department if excessive trading is noted for an account;

                 (6) Giving Gifts or Transferring of Securities. Disposing of
                     securities as a gift to a public charity or as a transfer to or from another account or entity; however these transactions are subject to transaction reporting requirements; and

                 (7) Miscellaneous. Any transaction involving the following:

                     .  bankers acceptances;

                     .  bank certificates of deposit (CDs);

                     .  commercial paper;

                     . high quality short-term debt instruments, including repurchase agreements;

                     .  direct obligations of the U.S. Government;

                     . the acquisition of equity securities in dividend reinvestment plans (DRIPs), when the acquisition is directly through the issuer or its non-broker agent;

                     . securities of the employer of your immediate family member if such securities are beneficially owned through participation by the immediate family member in a profit sharing plan, 401(k) plan, employee stock option plan or other similar plan, however, any transaction that overrides a pre-set schedule or allocation must be included in a quarterly transaction report (this exception does not exempt transactions involving securities in such a plan when the issuer is not the employer of your immediate family member); and

                     . other securities as the Compliance Department designates from time to time in writing on the grounds that the risk of abuse is minimal or non-existent.


             How to Pre-Clear Your Securities Transactions

Remember!

      If you need to pre-clear a transaction, don't place an order until you receive written approval to make the trade.

                 If you have been designated as investment personnel, you must follow the three steps below to pre-clear your trades:

                 (1) Request Authorization. Before entering an order for a
                     securities transaction that requires pre-clearance, you must request authorization using the electronic pre-clearance system (CTI). You can also complete, in writing, a Pre-Clearance Request Form and submit the completed form to the Compliance Department. (The CCO must submit any of his/her proposed securities transactions that require pre-clearance to the CCO's designee. Also, no member of the Compliance Department is able to authorize their own transactions). You may only request

May 2006                              13                        Code of Ethics

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                     pre-clearance for market orders or same day limit orders.
                     See Appendix G.

                 (2) Have Your Request Reviewed and Approved. After receiving the electronic request or the completed Pre-Clearance Request Form, the CCO or designee will (a) review the information set forth in the form or electronic request,
                     (b) independently confirm whether the securities are held by the Funds or Accounts and with respect to Accounts whether there are any orders to purchase or sell the securities by an Account, and (c) as soon as reasonably practicable, determine whether to clear the proposed securities transaction. The CCO or designee will notify you of the approval or denial. when a form is used, one copy is kept by the Compliance Department and one copy is returned to you.

                 (3) De minimis Exception. You may be automatically be
                     pre-cleared to purchase and sell large capitalization securities of no more than 500 shares or $10,000, unless this conflicts with the 60-day short-term profit restriction.

     3.2 Prohibited Transactions

            As investment personnel, you are prohibited from engaging in any of the following securities transactions for accounts in which you or a member or your immediate family has a financial interest or makes investment decisions. If any of these transactions would normally require pre-clearance, the CCO or designee will only authorize the trades under exceptional circumstances:

                  . Trading when there are pending buy or sell orders for the Funds or Accounts. You can not purchase or sell securities on any day during which a Fund or Account has a pending "buy" or "sell" order in for the same security (or equivalent security) of which the Compliance Department is aware until that order is withdrawn.

                  . Transactions within the seven-day blackout window. There is a "seven-day blackout" on purchases or sales of securities bought or sold by the Funds or Accounts. That means that if you could have known of a particular Fund or Account transaction or pending transaction, you may not buy that security (or equivalent security) during the seven-day blackout period. For example, if a Fund or Account trades in a security on day one, day eight is the first day you may trade that security for an account in which you have a beneficial interest.

                  . Intention to Buy or Sell for Funds or Accounts. You can't buy or sell securities when you intend, or know of another's intention, to purchase or sell that security (or an equivalent security) for a Fund or Account. This prohibition applies whether the securities transaction is in the same direction (e.g., two purchases or two sales) or the opposite direction (e.g., a purchase and sale) of the transaction for the Fund or Account.

May 2006                              14                        Code of Ethics

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


     3.3 Ban on Short Term Trading Profits

            There is a ban on short term trading profits for investment personnel. You are not permitted to buy and sell, or sell and buy, the same security (or equivalent security) within 60 calendar days and make a profit. This prohibition applies without regard to tax lot considerations and short sales. Profits on short sales are also prohibited. If you make a profit on an involuntary call of an option that you wrote, those profits are excluded; however you cannot buy and sell options within 60 days resulting in profits. Sales made at the original purchase price or at a loss are not prohibited.

            You may be required to disgorge any profits you make from any sale before the 60-day period expires. In counting the 60 days, multiple transactions in the same security (or equivalent security) will be counted in such a manner as to produce the shortest time period between transactions.

            Although certain securities may not require preclearance (i.e., the exceptions noted in Section 3.1), they are still subject to the ban on short term trading profits.

            Any exceptions require advance written approval from the CCO.

     3.4 CCO's Approval of Your Transactions

            Your Request May be Refused. The CCO (or designee) may refuse to authorize your securities transaction and need not give you an explanation for the refusal. Some reasons for refusing your securities transactions are confidential.

            Authorizations Expire. Any transaction approved by the CCO (or designee) is effective until the close of business of the same trading day for which the authorization is granted (unless the CCO revokes that authorization earlier). The Compliance Department may indicate another date when the authorization expires. If the order for the transaction is not executed within that period, you must obtain a new advance authorization before placing your trade.


May 2006                              15                        Code of Ethics

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


4.  Trading on Insider Information

        The law requires us to have and enforce written policies and procedures to prevent you from misusing material, non-public information. We do this by:

       . limiting your access to files likely to contain non-public information,

       . restricting or monitoring your trades, including trades in securities about which you might have non-public information, and

       .  providing you continuing education programs about insider trading.

     4.1 What is Insider Trading?

   WARNING! Insider trading is illegal. You could go to prison or be forced to pay a large fine for participating in insider trading. We could also be fined for your actions.

             Insider trading is generally defined as occurring when a person has possession of material, non-public information about an issuer's securities (including Fund or Account securities) and misuses that information by trading in the same securities or equivalent securities, tipping the information to others or otherwise misappropriating the information.

             Information is considered material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. Information is considered non-public when it has not been made available to investors generally. Information becomes public once it is publicly disseminated. Limited disclosure does not make the information public (for example, if an insider makes information available to a select group of individuals, it is not public).

              . Tipping of material, non-public information is illegal and prohibited. You are tipping when you give non-public information about the Funds or Accounts to someone else so that they can trade.

              . Front running is illegal and prohibited. You are front running if you trade ahead of a Fund or Account order in the same or equivalent security (such as options) on the basis of non-public information regarding impending market transactions.

              . Scalping is illegal and prohibited. You are scalping when you purchase or sell a security (or an equivalent security) for your own account before you recommend/buy or recommend/sell that security or equivalent for a Fund or Account.

     4.2 Using Non-Public Information about a Fund or Account

             You may not:

              . Share with any other person (unless you are permitted by law and it's necessary to carry out your duties) any non-public information about a Fund or Account, including: (a) any securities holdings or transactions of a Fund or Account;
                 (b) any securities recommendation made to a Fund or Account; and (c) any securities transaction (or transaction under consideration) by a Fund or Account, including information about actual or contemplated investment decisions.

May 2006                              16                        Code of Ethics

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


              . Use any non-public information regarding a Fund or Account in any way that might compete with, or be contrary to, the interest of such Fund or Account.

              . Use any non-public information regarding a Fund or Account in any way for personal gain.

May 2006                              17                        Code of Ethics

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


5.  Gifts, Directorships and Other Outside Employment

     5.1 Gifts

            We follow the Wells Fargo & Company policy regarding receiving gifts. Please read and follow the Wells Fargo & Company's Code of Ethics and Business Conduct Policy for limitations on receiving gifts. See Appendix J.

     5.2 Directorships and Other Outside Employment

            We follow the Wells Fargo & Company policy regarding holding directorship positions and other outside employment. Please read and follow the Wells Fargo & Company's Code of Ethics and Business Conduct Policy for requirements regarding directorships. See Appendix K.

May 2006                              18                        Code of Ethics

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


6.  Code Violations

     6.1 Investigating Code Violations

            The CCO is responsible for enforcing the Code and while the CCO may grant certain exceptions to the Code, the requests must be submitted in advance and in writing. The CCO or designee is responsible for investigating any suspected violation of the Code and if the CCO selects a designee, the designee will report the results of each investigation to the CCO. The CCO is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code in coordination with the designee. Any confirmed violation of the Code will be reported to your supervisor immediately.

May 2006                              19                        Code of Ethics

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


     6.2 Penalties

            The CCO is responsible for deciding whether an offense is minor, substantive or serious. Any serious offenses as described below will be reported immediately to the Funds' Board of Trustees. All minor offenses and substantive offenses will be reported to the Funds' Board of Trustees at the next regularly scheduled quarterly meeting. Penalties will be imposed as follows:

            Minor Offenses:

           .  First minor offense - Verbal warning;

           .  Second minor offense - Written notice;

           . Third minor offense - $250 fine to be donated to your charity of choice/*/.

         Minor offenses include, but are not limited to, the following: failure to submit quarterly transaction reports, signed acknowledgments of Code forms and certifications, excessive (i.e., more than 3) late submissions of such documents and, for investment personnel, conflicting pre-clear request dates versus actual trade dates.

            Substantive Offenses:

           .  First substantive offense - Written notice;

           . Second substantive offense - $250 fine to be donated to your charity of choice/*/;

           . Third substantive offense - $1,000 fine or disgorgement of profits (whichever is greater) to be donated to your charity of choice* and/or termination of employment and/or referral to authorities.

         Substantive offenses include, but are not limited to, the following: unauthorized purchase/sale of restricted investments as outlined in this Code, violations of short-term trading for profit (60-day rule) and, for investment personnel, violations of the seven-day blackout periods and failure to request trade pre-clearance.

            Serious Offenses:

         Trading with insider information and/or "front running" or "scalping" Fund or Account information is considered a "serious offense". We will take appropriate steps, which may include termination of employment and/or referral to governmental authorities for prosecution. The Fund's Board will be informed immediately of any serious offenses.

            We may deviate from the penalties listed in the Code where the CCO and/or senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of that case. For example, a first substantive offense may warrant a more severe penalty if it follows two minor offenses. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code files.

--------
/*/ All fines will be made payable to your charity of choice (reasonably acceptable to Wells Fargo) and turned over to us and we will mail the donation check on your behalf.

May 2006                              20                        Code of Ethics

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


     6.3 Dismissal and/or Referral to Authorities

            Repeated violations of the Code may result in dismissal. In addition, the CCO and/or senior management may determine that a single flagrant violation of the law, such as insider trading, will result in immediate dismissal and referral to authorities.

     6.4 Your Obligation to Report Violations

            You must report any violations or suspected violations of the Code to the CCO or to a member of the Compliance Department. Your reports will be treated confidentially and will be investigated promptly and appropriately. Violations include:

             .  non-compliance with applicable laws, rules, and regulations;

             .  fraud or illegal acts involving any aspect of our business,

             .  material misstatements in reports,

             .  any activity that is specifically prohibited by the Code,

             . deviations from required controls and procedures that safeguard clients and us.

May 2006                              21                        Code of Ethics

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


7.  Annual Written Reports to the Boards of Trustees

        Issues and Violations under the Code. At least annually, the CCO provides written reports to the Funds' Board of Trustees. The reports must describe any issues or material violations that arose during the previous year under the Code and any resulting sanctions. Any exceptions granted under the Code must also be described. The CCO may report to the Funds' Board more frequently as the CCO deems necessary or appropriate, and shall do so as requested by the Board.

        Our Certification to the Board. Each report must be accompanied by a certification to the Board that we have adopted procedures reasonably necessary to prevent you from violating the Code.

        Annual Review. The CCO reviews the Code at least once a year to assess the adequacy of the Code and how effectively it works. As part of the annual report to the Funds' Board, the CCO identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

        The Funds' Board of Trustees must approve all material amendments within six months following adoption.

May 2006                              22                        Code of Ethics

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


8.  Record Retention

      We will keep the following records in an easily accessible place for at least six years, and will make the records available to the SEC or any representative at any time:

      1. Code of Ethics. A copy of this Code and all previous versions of the Code that were ever in effect.

      2. Violations. A record of all Code violations and actions taken as a result of those violations.

      3. Required Reports. All reports required by the Code including records of the procedures followed in connection with the pre-clearance requests of investment personnel. All information relied on by the CCO or designee in authorizing any securities transactions. All reports used in post-trade monitoring and review will also be maintained.

      4. Access Persons and Investment Personnel List. A list of all persons who are, or have been, required to make reports pursuant to the Code.

      5. Board Reports. Copies of any reports given to the Funds' Board of Trustees.

May 2006                              23                        Code of Ethics

                                  APPENDIX A

                                  DEFINITIONS

General Note:

The definitions and terms used in the Code are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

  Accounts Accounts (such as Managed Accounts and Wells Fargo Advisor Accounts) that are advised by Wells Fargo Funds Management LLC, but which are not Funds.

  Automatic Investment Plan A program that allows a person to have a set amount of money electronically transferred from one account to another at a specified frequency to buy shares. May be part of a SPP (stock purchase plan), DRIP (Dividend Reinvestment
                            Plan), 529 Plan accounts, or employer-sponsored plan.

  Beneficial Owner          Generally the person that enjoys the benefits of
                            ownership even though title may be in another name. You should consider yourself the "beneficial owner" of any securities in which you have a direct or indirect financial or "pecuniary" interest, whether or not you have the power to buy and sell, or to vote, the securities. In addition, you should consider yourself the beneficial owner of securities held by a member of your immediate family. (See
                            Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder for a complete definition.)

  Control The power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with such company. Owning 25% or more of a company's outstanding voting securities is presumed to give you control over the company. This presumption may be countered by the facts and circumstances of a given situation. (See Section 2(a)(9) of the 1940 Act for a complete definition.)

  Equivalent Security       Any security issued by the same entity as the
                            issuer of a subject security that is convertible into the equity security of the issuer. Examples include, but are not limited to, options, rights, stock appreciation rights, warrants and convertible bonds.

  Federal Securities Laws   The Securities Act of 1933 (15 U.S.C. 77a-aa),
                            the Securities Exchange Act of 1934
                            (15 U.S.C. 78a--mm), the Sarbanes-Oxley Act of
                            2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the
                            Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940
                            (15 U.S.C. 80b), Title V of the Gramm-Leach-Biley
                            Act (Pub. L. No. 100-102, 113 Stat. 1338 (1999)),
                            any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act
                            (31 U.S.C. 5311-5314; 5316-5332) as it applies to
                            funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Appendix A                            24                           Definitions

 Financial or Pecuniary Interest The opportunity for you or your immediate family member, directly or indirectly, to profit or share in any profit derived from a securities transaction. You or your immediate family member may have a financial interest in:

                                 .   Your accounts or the accounts of
                                     immediate family members

                                 .   A partnership or limited liability
                                     company, if you or an immediate family
                                     member is a general partner or a managing member

                                 . A corporation or similar business entity, if you or an immediate family member has or shares investment control; or

                                 .   A trust, if you or an immediate family
                                     member is a beneficiary

 Fund                            Refers to any Wells Fargo Advantage Fund/SM/

 High quality short-term debt    Any instrument that has a maturity at
   instrument                    issuance of less than 366 days and that is
                                 rated in one of the two highest rating
                                 categories by a nationally recognized
                                 statistical rating organization such as
                                 Moody's Investors Service.

 Immediate Family Member         Includes any of the following persons who may
                                 reside in the same household with you:

                                 .   spouse

                                 .   domestic partner

                                 .   parent

                                 .   stepparent

                                 .   child (including adopted)

                                 .   stepchild

                                 .   grandparent

                                 .   grandchild

                                 .   brother

                                 .   sister

                                 .   mother-in-law

                                 .   father-in-law

                                 .   daughter-in-law

                                 .   son-in-law

                                 .   sister-in-law

                                 .   brother-in-law

                                 Immediate family member may include any other relationship that the CCO determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety. It may also include any person who does not reside in same household with you but for whom you or a member of your immediate family has the ability to or exercises the ability to make investment decisions in such account.

 IPO An initial public offering, or the first sale of a company's securities to public investors. Specifically it is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
                                 Section 15(d) of the Securities Exchange Act of 1934.

 Large Capitalization Security   A company's securities that are over
                                 $5 billion in market capitalization.

 Limited Offering                An offering that is exempt from registration
                                 under the Securities Act of 1933, such as private placements. (See Section 4(2),
                                 Section 4(6), Rule 504, Rule 505 or Rule 506).

 Non-Public Information          Any information that is not generally
                                 available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.

Appendix A                            25                           Definitions

Purchase or Sale of a Security Includes, among other things, gifting or the writing of an option to purchase or sell a security.

Securities Transaction         A purchase or sale of securities, in which you or
                               a member of your immediate family has or acquires
                               a beneficial interest.

Security As defined under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government; bankers' acceptances; bank certificates of deposit;
                               commercial paper; high quality short-term debt instruments, including repurchase agreements;
                               shares issued by affiliated or unaffiliated money market funds; or shares issued by open-end investment companies other than the Funds or Accounts.

Appendix A                            26                           Definitions

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


                                  APPENDIX B

                       ACKNOWLEDGEMENT AND CERTIFICATION

I certify that I have received, read, and understand that I am subject to the Code of Ethics and Policy on Personal Securities Transactions and Insider Information dated May 9, 2006 for Wells Fargo Funds Management, LLC and Wells Fargo Funds Distributor, LLC.

I know that the Wells Fargo & Company's Code of Ethics and Business Conduct also applies to me.

I will and have provided complete and accurate reporting as required by the Code and have complied with and will comply with all requirements of the Code, including the policy on giving and accepting gifts and approval thereof.

I certify that I have not and will not:

    . Execute any purchases or sales, directly or indirectly, that are prohibited by the Code.

    . Employ any device, scheme or artifice to defraud Wells Fargo & Company, Funds Management, the Distributor or any Fund or Account.

    . Engage in any act, practice or course of business, which operates or would operate as a fraud or deceit upon Wells Fargo & Company, Funds Management, the Distributor or any Fund or Account.

    . Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading.

    . Engage in any manipulative practice with respect to Wells Fargo & Company, Funds Management, the Distributor or any Fund or Account.

    .  Trade while in possession of material, non-public information.

    .  Trade ahead of or front-run any transactions for a Fund or Account.

    .  Engage in any other prohibited conduct.

I understand that I violate this Code if I fail to submit a record of my personal securities transactions within thirty calendar days of the end of each quarter, if so required.


--------------------------------------  --------------------------------------
Signature                               Date



--------------------------------------
Print Name

   Please Submit Form to the Compliance Department Within 10 Days After You
                                  Receive It.
                              (fax 414-577-7829)

 Appendix B                          27      Acknowledgement and Certification

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


                                  APPENDIX C

               QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT


Name of Reporting Person:
                          -----------------------------  ---------------------
Calendar Quarter Ended:                                  Signature
                          -----------------------------
Date Report Due:
                          -----------------------------  ---------------------
                                                         Date Report Submitted

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

NOTE: You do not need to supply duplicate information from the account statements we already receive./*/

1. Your Securities Transactions

[ ] I had no securities transactions to report for the last quarter; OR

[ ] All of my securities transactions are provided on duplicate account statements; OR

Please complete the table below if you had securities transactions during the last quarter that are not provided on duplicate statements.

                                          Principal  Name on
                      Name                 Amount,   Account,
                       of                 Maturity   Type of                       Name of
                     Issuer               Date and   Account    Type of         Broker-Dealer
                     and/or    No. of     Interest     and    Transaction          or Bank    Ticker
                    Title of Shares (if   Rate (if   Account   (purchase          Effecting     or
Date of Transaction Security applicable) applicable)  Number   or sale)   Price  Transaction  Cusip
------------------- -------- ----------- ----------- -------- ----------- ----- ------------- ------

 ________________    _____      _____       _____     _____      _____    _____     _____     _____

 ________________    _____      _____       _____     _____      _____    _____     _____     _____

 ________________    _____      _____       _____     _____      _____    _____     _____     _____

--------
/*/ Keep in mind, we do not receive account statements for your 401(k) plans so if you made any trades outside of your pre-set allocations, those must be reported here.

2. Your Securities Accounts

[] I do not hold any securities accounts; OR

[] I did not open any securities accounts during the quarter; OR

Please complete the table below if you opened a securities account during the last quarter./**/

                                                 Date
Name of Broker-Dealer or Bank,                  Account   Name(s) on
Wells Fargo Mutual Fund or                        was      and Type  Account
Affiliated Mutual Fund                        Established of Account Number
------------------------------                ----------- ---------- --------

_____________________________                  ________    ________  ________

_____________________________                  ________    ________  ________

_____________________________                  ________    ________  ________
--------
/**/ Please provide a copy of the most recent account statement for each account listed in the table above.

       Please Submit form to the Compliance Department (FAX 414-5777829)

Appendix C                28  Quarterly Personal Securities Transactions Report

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


                                  APPENDIX D

                            INITIAL HOLDINGS REPORT



Name of Reporting Person:                -----------------------------  ---------------------
Date Person Became Subject to the
  Code's Reporting Requirements:         -----------------------------  Signature
Information in Report Dated as of:
(Note: Information should be dated no
  more than 45 days before report is
  submitted.)                            -----------------------------  ---------------------

Date Report Due:                         -----------------------------  Date Report Submitted

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

NOTE: If you can provide us with your account statements no more than 45 days old, you may not need to complete the table below./*/

1. Your Securities Holdings

[ ] I have no securities holdings to report; OR

[ ] All of my securities holdings are provided on duplicate account statements;
    OR

Please complete the table below to report your holdings.

                                                  Principal Amount,   Exchange
                                                  Maturity Date and Ticker Symbol
Name of Issuer and                 No. of Shares    Interest Rate     or CUSIP    Name of Broker-Dealer
Title of Security, including Type (if applicable)  (if applicable)     Number         or Bank, Fund
--------------------------------- --------------- ----------------- ------------- ---------------------

     ______________________            _____            _____           _____             _____

     ______________________            _____            _____           _____             _____

     ______________________            _____            _____           _____             _____

2. Your Securities Accounts

[ ] I do not hold any securities accounts; OR

Please complete the table below if you have securities accounts to report.*

Name of Broker-Dealer or Bank,
Fund                              Name(s) on and Type of Account Account Number
------------------------------    ------------------------------ --------------
________________________________           ____________           ____________
________________________________           ____________           ____________
________________________________           ____________           ____________
--------
/*/ Please provide a copy of the most recent account statement for each account listed in the table above.

      Please Submit Form To The Compliance Department (fax 414-577-7829)

Appendix D                            29               Initial Holdings Report

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


                                  APPENDIX E

                            ANNUAL HOLDINGS REPORT



Name of Reporting Person:                -----------------------------  ---------------------
Information in Report Dated as of:                                      Signature
(Note: Information should be dated no
  more than 45 days before report is
  submitted.)                            -----------------------------
Date Report Due:
                                         -----------------------------  ---------------------
Calendar Year Ended:                     December 31,_______________    Date Report Submitted

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

NOTE: You do not need to supply duplicate information from the account statements we already receive./*/

1. Your Securities Holdings

[ ] I have no securities holdings to report; OR

[ ] All of my securities holdings are provided on duplicate account statements;
    OR

Please complete the table below to report your holdings.

                                                  Principal Amount,
                                                  Maturity Date and Exchange Ticker
Name of Issuer and                 No. of Shares    Interest Rate   Symbol or CUSIP Name of Broker-Dealer
Title of Security, including Type (if applicable)  (if applicable)      Number          or Bank, Fund
--------------------------------- --------------- ----------------- --------------- ---------------------
  ____________________________       ________         ________         ________           ________
  ____________________________       ________         ________         ________           ________
  ____________________________       ________         ________         ________           ________

--------
/*/ Keep in mind, we do not receive account statements for your 401(k) plans so if you hold any Wells Fargo Advantage Funds in your plans, those must be reported here.

2. Your Securities Accounts

[ ] I do not hold any securities accounts; OR

Please complete the table below if you have any securities accounts to report.*

Name of Broker-Dealer or Bank, Wells Fargo Date Account was Name(s) on and Type
Mutual Fund or Affiliated Mutual Fund        Established        of Account      Account number
------------------------------------------ ---------------- ------------------- --------------
       ____________________________            ________          ________          ________
       ____________________________            ________          ________          ________
       ____________________________            ________          ________          ________

--------
/*/ Please provide a copy of the most recent account statement for each account listed in the table above.

      Please submit form to the Compliance Department (FAX 414-577-7829)

Appendix E                            30                Annual Holdings Report

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


                                  APPENDIX F

                          List of Broad-based Indices

The following list comprises the broad-based indices as designated by the Compliance Department. Please contact the Compliance Department if you have any questions or if you believe that an index is not listed and should be included. The Compliance Department may designate other indices as broad-based from time to time.

 DESCRIPTION OF OPTION                 SYMBOL                 EXCHANGE
 ---------------------          ---------------------  -----------------------
 Biotechnology Index                     BTK                    AMEX

 Computer Technology
                                         XCI                    AMEX

 Diamonds
                                       Various

 Eurotop 100
                                        TOP1                    AMEX

 Gold / Silver Index /*/
                                         XAU                    PHLX

 Hong Kong Option Index
                                         HKO                    AMEX

 Inter@ctive Wk. Internet Index
                                         IIX                    CBOE

 I-Shares
                                       Various                  AMEX

 Japan Index
                                         JPN                    AMEX

 Major Market Index /*/
                                         XMI                    AMEX

 Morgan Stanley High Tech Index
                                         MSH                    AMEX

 NASDAQ-100*
                                      NDX, QQQ                  CBOE

 Oil Service Sector Index
                                      OSX, OIX                  PHLX

 Pacific High Tech Index
                                         PSE                     PSE

 PHLX
                                       Various                  AMEX

 Russell 2000 /*/
                                      RUY, RTY                  CBOE

 Semiconductor Sector
                                         SOX                    PHLX

 S & P 100 /*/
                                         OEX                    CBOE

 S & P 400 Midcap Index /*/
                                      MID, MDY                  CBOE

 S & P 500 /*/
                                         SPX                    CBOE

 S&P 1500 Supercomposite
                                         SPR                    CBOE

 SPDRS
                                       Various                  AMEX

 StreetTRACKS
                                       Various                  AMEX

 SOX
                                       Various                  AMEX

 Technology Index
                                         TXX                    CBOE

 VIPERs
                                         VTI                    AMEX

 Wilshire Small Cap Index
                                         WSX                     PSE
--------
/*/  Includes LEAP

Appendix F                            31                   Broad Based Indices

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


                                  APPENDIX G

              Pre-clearance Request Form For Investment Personnel

Ctrl. No.                            Associate ID #
           ------------------------                   ----------------------

                              FAX TO 414-577-7829

 Name of Investment Personnel (and trading
   entity, if different):                   ----------------------------------

 Name and Symbol of Security:               ----------------------------------

 Maximum Quantity to be Purchased or Sold:  ----------------------------------

 Name of Broker completing the transaction: ----------------------------------

 Broker Account Number:                     ----------------------------------

 Broker Phone Number:                       ----------------------------------

Check all that apply: [ ] Purchase [ ] Sale [ ] Market Order [ ] Limit Order
                                                             Limit Order Price
                                                             $________

In connection with the above transaction, I represent that:

    1. I do not have any material non-public information regarding the security or the issuer of the security.

    2. To my knowledge:

       (a)The securities or equivalent securities [are / are not] (circle one) held by any of the Funds or other Funds Management Accounts;

       (b)There are no outstanding purchase or sell orders for this security (or any equivalent security) by any of the Funds or Funds Management Accounts; and

       (c)None of the securities (or equivalent securities) is actively being considered for purchase or sale by any of the Funds or Funds Management Accounts.

    3. The securities are not being acquired in an initial public offering.

    4. The securities are not being acquired in a private placement

    5. If I am a Portfolio Manager, none of the accounts that I manage purchased or sold these securities (or equivalent securities) within the past seven calendar days and I do not expect any such client accounts to purchase or sell these securities (or equivalent securities) within seven calendar days of my purchase or sale.

    6. If I am purchasing these securities, I have not directly or indirectly (through any immediate family members, any account in which I have a beneficial ownership or otherwise) sold these securities (or equivalent securities) in the prior 60 days.

    7. If I am selling these securities, I have not directly or indirectly (through any immediate family member, any account in which I have a beneficial ownership or otherwise) purchased these securities (or equivalent securities) in the prior 60 days.

    8. I have read the Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

    9. I understand that because Funds Management may not have access to such pending "buy" or "sell" information on the trade date, any pre-clearance of a purchase or sale may be revoked, and may require that I unwind the transaction, if Funds Management obtains information on T+1 that indicates there was a pending "buy" or "sell" order on the trade date.

-------------------------------------  -------------------------------------
Signature of Investment Personnel      Date

-------------------------------------
Print Name                             Approved by:

                                       Date Approved:

Appendix G                               32         Pre-Clearance Request Form

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


                                  APPENDIX H

                     Compliance Department Staff List/**/

Dorothy Peters, Chief Compliance Officer

   Caroline Orejana, Administrative Assistant

   Risk Management

   Philip Leong, Operational Risk Manager
      Rhonda Jones, Operational Risk Consultant
      Rhonda Schor, Operational Risk Consultant

   Funds Management

   Elizabeth Cordova, Compliance Manager/*/
      Steve Maehl, Compliance Consultant/*/
      Simon Chiu, Compliance Consultant
      Peter Luo, Compliance Consultant
      Charles Lee, Compliance Consultant
      Carol Wittig, Administrative Assistant

   Funds Distributor

   Samuel Hom, Compliance Manager
      Steven Schneider, Compliance Consultant
      Tammy Leong, Compliance Consultant

C. David Messman, Chief Legal Officer
--------
/*/   CCO Designees for Code of Ethics Monitoring
/**/  Contact information can be found on Teamworks

Appendix H                          33        Compliance Department Staff List

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


                                  APPENDIX I

          Sample Request to Brokers for Copies of Account Statements

DATE

Brokerage Firm
Address
City, State Zip Code

RE:  Access Person Account #

Attention Compliance Department:

   I am obligated under the Wells Fargo Funds Management, LLC Code of Ethics to submit securities holdings reports and transaction reports. In accordance with this requirement, I am asking you to have duplicate copies of periodic statements and confirmations (not less frequently than quarterly) for the following account(s) to be sent to:

          CONFIDENTIAL

          Chief Compliance Officer
          Wells Fargo Funds Management, LLC
          N78 W14573 Appleton Ave. PMB 294
          Menomonee Falls, WI 53051

   Your cooperation is most appreciated. If you have any questions regarding this request, please contact me directly at (XXX) XXX-XXXX.

Sincerely,


--------------------------
Access Person

cc: Compliance Department of Wells Fargo Funds Management, LLC

Appendix I                            34              Sample Letter to Brokers

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


                                  APPENDIX J

           Policy On Gifts And Activities With Customers Or Vendors

   You and your family members must not accept gifts from or participate in activities with (including services, discounts, entertainment, travel or promotional materials) an actual or potential customer or vendor or from business or professional people to whom you do or may refer business unless the gift or activity was in accordance with accepted, lawful business practices and is of sufficiently limited value that no possible inference can be drawn that the gift or activity could influence you in the performance of your duties for Wells Fargo. It is unlawful for you to corruptly seek or accept anything of value from any person, intending to be influenced or rewarded in connection with any business or transaction of Wells Fargo. This rule applies to all team members, including, but not limited to, those involved in recommending or making decisions related to:

       .  Pricing of products sold by the company

       .  Extension of credit, or

       .  Purchase of goods or services from outside vendors

1. Money - Money (cash, check, money order or electronic funds) must never be accepted or given.

2. Giving Gifts - Team members who wish to give gifts to vendors or customers must follow standard expense authorization procedures.

   Gifts valued at more than $100 to a current or potential customer within any calendar year must be approved, in writing, by your Code Administrator.

   Team members who wish to give personal gifts to other team members must follow the general guideline that the gift be made in accordance with accepted business practices and is of sufficiently limited value that the gift could not influence the giver or the receiver in the performance of their duties for Wells Fargo, nor create actual or perceived pressure to reciprocate.

3. Accepting Gifts - You may not accept gifts, gift cards or gift certificates worth more than $100 from a current or potential customer, vendor or their agent within any calendar year. However, the following items are not subject to the $100 limit:

    . Gifts based on obvious family or personal relationship when it is clear that the relationship, and not the company's business, is the basis for the gift

    . Discounts or rebates on merchandise or services from an actual or potential customer or vendor if they are comparable to and do not exceed the discount or rebate generally given by the customer or vendor to others

    . Awards from civic, charitable, educational or religious organizations for recognition of service and accomplishment, or

    . Gifts of tickets to sporting or other entertainment events, provided the aggregate value to you and your guests is not more than $300 per customer or vendor per year

4. Activities with Customers or Vendors - Activities with existing or potential customers or vendors that are paid for by them (including meals, sporting events and other entertainment, as well as trips to customer and vendor sites, exhibits and other activities) may be accepted only if the activity is a customary, accepted and lawful business practice and is of sufficiently limited value that no possible inference can be drawn that participating in the activity could influence you in the performance of your duties for Wells Fargo.

   If you have any doubt about the propriety of participating in an activity offered by a customer or a vendor you should consult with your supervisor before accepting the offer. If the activity includes travel paid for by a customer or vendor, you must obtain management approval before accepting the trip.

Appendix J                            35              Policy on Receiving Gifts

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


                                  APPENDIX K

             Policy on Directorships and other Outside Employment

   You are expected to devote full time to Wells Fargo's interests during regular working hours and during any additional time that is required. While Wells Fargo recognizes that involvement in civic and political activities is beneficial to your personal growth and influence within your community and profession, as well as to Wells Fargo, participation in outside activities must not adversely affect your performance of your duties for Wells Fargo. Outside activities that compete with Wells Fargo's business or present a conflict or potential conflict of interest are not permitted.

   Participation in an outside business or other outside activity involves responsibilities and risks of which you need to be aware and need to be willing to assume. Approval shall not imply that you are serving at the direction or request of Wells Fargo.

1. Outside Business and Employment Activities - With the exception of a sole proprietorship or family-owned small business as described below, you may not accept a position as a director, trustee, officer, owner or general partner of any outside business organized for profit without obtaining approval of a member of the Management Committee. If approval is granted, it will be contingent on the following factors:

    . You have no involvement on behalf of Wells Fargo in the approval or management of credit, purchases or other business transactions with the for-profit business

    . It is at all times made clear that you are not serving at the direction or request of Wells Fargo, and

    . You understand the challenges and risks of the outside position and are alert for actual or potential conflicts of interest

   Approval to serve as a director of a publicly held corporation must be obtained from the Chief Executive Officer of Wells Fargo & Company.

   You may have other employment or act as a sole proprietor or be involved in a family-owned business without prior approval as long as the outside employment or business does not involve an activity or business that competes with Wells Fargo or cause an actual or potential conflict of interest. Any team member who desires to accept competing or conflicting outside employment must request an exception to the Code.

   Any exception to these outside business and employment provisions of the Code must be approved in writing by a member of the Management Committee for your business line or the Ethics Committee. IF you receive an exception to participate in outside business or employment activities, your participation must be re-disclosed and re-approved at any time there is a change in relevant facts upon which the exception was granted.

   Competing or conflicting outside employment includes any position that:

    . Competes with a service or business provided by Wells Fargo including, but not limited to, working for a:

       .  Bank

       .  Mortgage company

       .  Savings and loan association

       .  Credit union

       .  Trust company

       .  Insurance agency

       .  Broker-dealer, or

       .  Financial services company

Appendix K                       36  Policy on Directorships/Outside Employment

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


       . Requires activities or services to be performed during regular Wells Fargo working hours (e.g., receiving phone calls, preparing reports) or uses Wells Fargo equipment or supplies

       .  Involves information developed for or proprietary to Wells Fargo

       . Includes providing services to the general public where the knowledge of the individual's employment with Wells Fargo may influence customers

       . Compensates you for serving as an "expert witness" in a legal proceeding

       . Involves preparation, audit or certification of statements or documents Wells Fargo may rely on to make lending or other decisions, or

       . Is with a company that is a customer of Wells Fargo, if you have signing authority or some other level of control or authority over any of the deposit or credit accounts maintained at Wells Fargo.

   Some other employment is permitted only under limited circumstances with advance approval. Such employment may include:

       .  Employment involving the preparation of tax returns

       .  Employment involving investment or legal advice

       . Employment in which you give advice based on information obtained through Wells Fargo employment

       .  Activity as a real estate salesperson, broker, agent or contractor, or

       . Outside business activity with a Wells Fargo team member with whom you have a close business relationship at Wells Fargo, including:

       .  Supervision

       .  Processing, reviewing or auditing of work, or

       .  Frequent exchanges of information, advice or services

2. Civic Activities - Your participation in religious, community, professional or charitable organizations is encouraged. Approval is not required to participate in or accept appointment as a trustee, director or officer of a non-profit organization unless there is lending relationship or some other potential conflict of interest between the organization and Wells Fargo. Participation shall not imply that you are serving at the direction or request of Wells Fargo.

3. Political Activities - You are encouraged to participate in political activities on your own time and in accordance with your individual desires and political preferences. However, it must be clear at all times that your participation is done as an individual and not as a representative of Wells Fargo. Before you become a candidate or appointee to a public office you must notify your supervisor and the Compliance Department.

4. Fiduciary Activities - You must not accept appointment as an executor, administrator, guardian, trustee or similar fiduciary capacity unless the appointment is based on a family or obvious close personal relationship and it is clear that the relationship, not your position with Wells Fargo, is the basis for the appointment and the relationship did not arise out of the business of Wells Fargo. Requests for exceptions to this policy must be approved in writing by a member of the Management Committee of Wells Fargo & Company. Approval of an exception to this policy shall not imply that you are serving at the direction or request of Wells Fargo.

5. Wills, Trusts, and Estates - You may witness or notarize a customer's will only if the customer's attorney is present. You may not be named in or accept an inheritance under a will or other instrument from a customer, unless the customer is a family member or other relative. Exceptions to this rule must be approved in writing by a member of the Management Committee of Wells Fargo & Company.

Appendix K                       37  Policy on Directorships/Outside Employment

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC


                                  APPENDIX L

                             Mutual Fund Products

The following list comprises all of the Wells Fargo Advantage Funds/SM/ as of 3/1/07. You are required to report your activities in these Funds (except for the Money Market Funds)./*/

WELLS FARGO FUNDS TRUST

100% Treasury Money Market Fund         National Tax-Free Fund
Asia Pacific Fund                       National Tax-Free Money Market Fund
Asset Allocation Fund                   National Tax-Free Money Market Trust
Balanced Fund                           Nebraska Tax-Free Fund
C&B Mid Cap Value Fund                  Opportunity Fund
California Limited-Term Tax-Free Fund   Overland Express Sweep Fund
California Tax-Free Fund                Overseas Fund
California Tax-Free Money Market Fund   Prime Investment Money Market Fund
California Tax-Free Money Market Trust  Short Duration Government Bond Fund
Capital Growth Fund                     Short-Term Bond Fund
Cash Investment Money Market Fund       Short-Term High Yield Bond Fund
Colorado Tax-Free Fund                  Short-Term Municipal Bond Fund
Common Stock Fund                       Small Cap Disciplined Fund
Corporate Bond Fund                     Small Cap Growth Fund
Discovery Fund                          Small Cap Opportunities Fund
Dividend Income Fund                    Small Cap Value Fund
Emerging Market Focus Fund              Small/Mid Cap Value Fund
Endeavor Large Cap Fund                 Specialized Financial Services Fund
Endeavor Select Fund                    Specialized Health Sciences
Enterprise Fund                         Specialized Technology Fund
Equity Index Fund                       Strategic Income Fund
Government Money Market Fund            Treasury Plus Money Market Fund
Government Securities Fund              U.S. Value Fund
Growth and Income Fund                  Ultra Short Duration Bond Fund
Growth Fund                             Ultra Short-Term Income Fund
Heritage Money Market Fund              Ultra Short-Term Municipal Income Fund
High Income Fund                        Value Fund
High Yield Bond Fund                    Wisconsin Tax-Free Fund
Income Plus Fund
Intermediate Government Income Fund     Fund of Funds

Intermediate Tax-Free Fund
                                        Life Stage - Aggressive Portfolio
International Core Fund                 Life Stage - Conservative Portfolio
International Equity Fund               Life Stage - Moderate Portfolio
Large Cap Growth Fund                   WealthBuilder Conservative Allocation
                                        Portfolio
Large Company Core Fund                 WealthBuilder Equity Portfolio
Liquidity Reserve Money Market Fund     WealthBuilder Growth Allocation
                                        Portfolio
Mid Cap Disciplined Fund                WealthBuilder Growth Balanced Portfolio
Mid Cap Growth Fund                     WealthBuilder Moderate Balanced
                                        Portfolio
Minnesota Money Market Fund             WealthBuilder Tactical Equity Portfolio
Minnesota Tax-Free Fund
Money Market Fund                       Wells Fargo Variable Trust

Money Market Trust
                                        Asset Allocation Fund
Municipal Bond Fund                     C&B Large Cap Value Fund
Municipal Money Market Fund             Discovery Fund
National Limited-Term Tax-Free Fund     Equity Income Fund

Appendix L                          38     List of Wells Fargo Advantage Funds

Wells Fargo Funds Management, LLC           Wells Fargo Funds Distributor, LLC

International Core Fund                 Total Return Bond Portfolio
Large Company Core Fund
Large Company Growth Fund
Money Market Fund                       Master Feeder Funds

Opportunity Fund
                                        Aggressive Allocation Fund
Small Cap Growth Fund                   C&B Large Cap Value Fund
Small/Mid Cap Value Fund                Conservative Allocation Fund
Total Return Bond Fund                  Diversified Bond Fund
                                        Diversified Equity
WELLS FARGO MASTER TRUST                Diversified Small Cap Fund

C&B Large Cap Value Portfolio
                                        Dow Jones Target 2010 Fund
Disciplined Growth Portfolio            Dow Jones Target 2020 Fund
Diversified Fixed Income Portfolio      Dow Jones Target 2030 Fund
Diversified Stock Portfolio             Dow Jones Target 2040 Fund
Emerging Growth Portfolio               Dow Jones Target Today Fund
Equity Income Portfolio                 Emerging Growth Fund
Equity Value Portfolio                  Equity Income Fund
Index Portfolio                         Equity Value Fund
Inflation-Protected Bond Portfolio      Growth Balanced Fund
International Core Portfolio            Growth Equity Fund
International Growth Portfolio          Index Fund
International Index Portfolio           Inflation-Protected Bond Fund
International Value Portfolio           International Value Fund
Large Cap Appreciation Portfolio        Large Cap Appreciation Fund
Large Company Growth Portfolio          Large Company Growth Fund
Managed Fixed Income Portfolio          Moderate Balanced Fund
Money Market Portfolio                  Small Company Growth Fund
Small Cap Index Portfolio               Small Company Value Fund
Small Company Growth Portfolio          Stable Income Fund
Small Company Value Portfolio           Strategic Small Cap Value Fund
Stable Income Portfolio                 Total Return Bond Fund
Strategic Small Cap Value Portfolio
--------
/*/ Please note: This list is current as of 3/1/07. However, there may be other advised Funds, subject to the reporting requirements, which may not be included on this list. For the most current list, please contact the Compliance Department.

Appendix L                          39     List of Wells Fargo Advantage Funds